Exhibit 99.1

For Release Wednesday, June 5, 2013; 7:00 AM ET

CYBERONICS REPORTS RECORD QUARTER AND ANNUAL RESULTS
AND PROVIDES FISCAL 2014 GUIDANCE

Fiscal 2013 Net Sales of $254 million, a 16% Increase
Record Income from Operations

HOUSTON, Texas, June 5, 2013 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the fourth quarter and fiscal year ended April 26, 2013.

Annual highlights

Operating results for fiscal 2013 compared with fiscal 2012, and other achievements, include:

•	Record net sales of $254 million, an increase of 16% from $219 million;

•	U.S. epilepsy net sales increased by 15%;

•	International net sales increased by 27% on a constant currency basis;

•	Record income from operations of $78 million, an increase of 25% from an adjusted non-GAAP income from operations of $63 million;

•	Adjusted non-GAAP income per diluted share of $1.74, an increase of 32% from an adjusted non-GAAP income per diluted share of $1.32;

•	Adjusted EBITDA of $95 million, an increase of 21%;

•	Share repurchases of $33 million; and

•	Cash and short term investments increased by $39 million over the fiscal year.

Quarterly highlights

Operating results for the fourth quarter of fiscal 2013 compared to the fourth quarter of fiscal 2012 include:

•	Record net sales of $68.3 million, an increase of 19% from $57.6 million;

•	Record worldwide unit sales of 3,436, an increase of 15%;

•	Record U.S. net sales of $56.1 million, an increase of 17%;

•	Record international unit sales of 1,002, an increase of 27%;

•	Income from operations increased by 14%; and

•	Adjusted non-GAAP income per diluted share of $0.46 compared with $0.38, an increase of 21%.

As discussed below under “Use of Non-GAAP Financial Measures,” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures: adjusted non-GAAP income from operations, adjusted non-GAAP net income, adjusted non-GAAP income per diluted share and adjusted EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached non-GAAP reconciliation.

Results and fiscal 2014 objectives

“For the fifth year in a row, the company achieved record net sales and record operating margins,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Since fiscal 2008, net sales have more than doubled from $121 million to more than $254 million, while operating income has grown from a loss of $8 million in fiscal 2008 to a gain of $78 million in the most recent fiscal year.  Epilepsy sales growth has averaged 17% over a period of challenging economic times.  We are proud of the entire Cyberonics team for this consistent performance.  The results demonstrate the underlying strength of our worldwide epilepsy business, as well as the ongoing opportunity within the underserved population of people suffering from epilepsy.

“In fiscal 2014, we will begin the transition from the handheld programming device to a more functional tablet-based programming device.  This new programming platform will have more capabilities, including those necessary to adjust dosing parameters for both the AspireSR™ (seizure response) and the Relay™ (wireless) generators, but comes at a higher cost to the company than the previous handheld device.

“Our product development teams are working hard to bring our key projects to commercialization.  In fiscal 2014, we expect to submit both our AspireSR and ProGuardian™ products for regulatory approval in Europe, as well as advance the Relay generator through product development,” concluded Mr. Moore.

Depression update

As previously announced, the Centers for Medicare and Medicaid Services declined the company’s request to reconsider the 2007 Non-Coverage Determination for the treatment-resistant depression indication.  The company plans to work with other interested parties to continue to pursue access to this important therapeutic option for patients who could benefit from VNS Therapy®, including carefully evaluating all options for obtaining a review of this decision.

Stock repurchase update

During the recently completed quarter, Cyberonics repurchased 270,000 shares on the open market, completing the previously authorized program, and leaving 945,000 shares available to be repurchased under the current program.

Fiscal 2014 guidance

Cyberonics is providing guidance for fiscal 2014 as follows:

Net sales are expected to be in the range of $279 million to $283 million.  The assumptions in setting this range include:

•	Worldwide unit growth of approximately 10%;

•	Mid-to-high single-digit growth in U.S. new patient implants;

•	Mid-single-digit growth in U.S. replacement implants;

•	Continued European growth, although at a slower rate; and

•	Euro/Dollar exchange rate of $1.30.

Gross profit is expected to be approximately 89.5% for the full year due to:

•	a full year of the medical device tax; and

•	declining gross profit over the year as costs relating to the Costa Rican facility and the introduction of our new tablet programmer increase through the year.

Income from operations is expected to be in the range of $85 million to $88 million, after taking into account improving SG&A leverage, again partially offset by increased R & D investment, which is expected to be between 16.5% and 17% of revenue.  The company anticipates an effective tax rate of approximately 36.5% for fiscal 2014.  This assumes the renewal of the R & D tax credit at the end of calendar 2013.

Net income for fiscal 2014 is expected to be in the range from $53 million to $56 million.

The company expects that diluted earnings per share (EPS) will be in the range from $1.93 to $2.01.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s fourth quarter and fiscal year 2013 results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the net income and income per share of the company excluding for fiscal 2013 the impairment of investment and the gain on warrant liability, which management considers relevant for an investor’s understanding of the company’s financial performance.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per share of the company excluding for fiscal 2012 the impairment of intangible and the impact of the product withdrawal, which management considers relevant for an investor’s understanding of the company’s financial performance.  Management uses and presents adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measures because management believes they facilitate an understanding of the financial impact of such unusual items on the company’s short- and long-term financial trends.  Management also uses such adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

Fourth quarter and fiscal year 2013 results webcast and conference call instructions

Cyberonics will host a conference call today, June 5, 2013, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2013 fourth quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 28969045.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning introducing a new tablet-based programming device, filing regulatory submissions in Europe for the AspireSR, and the ProGuardian product by the end of fiscal 2014, as well as advancing the Relay generator, and obtaining a review of CMS’s 2007 Non-Coverage Determination, obtaining reimbursement for the treatment-resistant depression indication, and financial guidance for fiscal 2014.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our products; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of new products, including VNS Therapy for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new products and indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 27, 2012, our Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2012, our Quarterly Report on Form 10Q for the fiscal quarter ended October 26, 2012, and our Quarterly Report on Form 10Q for the fiscal quarter ended January 25, 2013.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited except where indicated)

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 26, 2013	April 27, 2012	April 26, 2013	April 27, 2012
				(Audited)

Net sales	$68,343,567	$57,609,009	$254,320,417	$218,502,731
Cost of sales	6,359,064	4,474,145	21,907,264	19,656,332
Gross profit	61,984,503	53,134,864	232,413,153	198,846,399
Operating expenses:
Selling, general and administrative	29,975,531	26,038,981	112,515,262	102,568,776
Research and development	11,545,403	9,128,198	41,551,444	35,334,770
Total operating expenses	41,520,934	35,167,179	154,066,706	137,903,546
Income from operations	20,463,569	17,967,685	78,346,447	60,942,853

Interest income	43,653	81,675	84,287	326,118
Interest expense	(18,260)	(46,428)	(119,303)	(296,725)
Other expense net	(129,342)	(69,089)	(3,036,806)	(550,818)

Income before income taxes	20,359,620	17,933,843	75,274,625	60,421,428
Income tax expense	8,827,549	7,270,623	28,917,123	24,343,696

Net income	$11,532,071	$10,663,220	$46,357,502	$36,077,732

Basic income per share	$0.42	$0.39	$1.68	$1.30
Diluted income per share	$0.41	$0.38	$1.66	$1.28

Shares used in computing basic income per share	27,564,780	27,570,002	27,604,006	27,826,586
Shares used in computing diluted income per share	27,910,627	28,055,627	28,008,960	28,306,732

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	April 26, 2013	April 27, 2012
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$120,708,572	$96,654,275
Short-term investments and restricted cash	15,099,573	—
Accounts receivable, net	39,450,113	29,266,847
Inventories	17,718,454	14,385,875
Deferred tax assets	10,297,991	16,994,209
Other current assets	4,083,640	3,801,705
Total Current Assets	207,358,343	161,102,911
Property, plant and equipment, net	28,555,742	22,160,671
Intangible assets, net	9,219,999	4,509,612
Long-term investments	10,588,202	9,508,768
Deferred tax assets	7,825,286	14,265,574
Other assets	495,738	360,659
Total Assets	$264,043,310	$211,908,195

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$29,025,478	$23,032,636
Convertible notes	—	4,000
Total Current Liabilities	29,025,478	23,036,636
Long-term Liabilities	5,449,604	5,402,189
Total Liabilities	34,475,082	28,438,825
Total Stockholders' Equity	229,568,228	183,469,370
Total Liabilities and Stockholders' Equity	$264,043,310	$211,908,195

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited except where indicated)

	For the Fifty-Two Weeks Ended
	April 26, 2013	April 27, 2012
		(Audited)
Cash Flow From Operating Activities:
Net income	$46,357,502	$36,077,732
Non-cash items included in net income:
Depreciation	3,770,756	3,474,612
Amortization	867,613	1,228,245
Stock-based compensation	11,683,249	11,102,237
Deferred income taxes	22,421,044	22,666,255
Deferred license revenue amortization	(1,493,968)	(1,493,968)
Impairment of investment	4,058,768	—
Gain on warrants’ liability	(1,325,574)	—
Unrealized loss in foreign currency transactions and other	136,344	1,808,435
Changes in operating assets and liabilities:
Accounts receivable, net	(10,184,633)	(1,247,219)
Inventories	(3,395,899)	682,445
Other current assets	(304,992)	(451,694)
Other assets	(100,080)	51,748
Accounts payable and accrued liabilities	6,563,629	1,127,337
Net cash provided by operating activities	79,053,759	75,026,165

Cash Flow From Investing Activities:
Short-term investments and restricted cash	(15,099,573)	—
Investment in convertible preferred stock	(6,588,201)	(4,000,000)
Intangible asset purchases	(4,600,000)	(500,000)
Purchases of property, plant and equipment	(9,705,446)	(17,484,102)
Net cash used in investing activities	(35,993,220)	(21,984,102)

Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	9,742,948	10,772,767
Purchase of treasury stock	(33,009,394)	(50,444,649)
Repurchase of convertible notes	—	(7,044,000)
Realized excess tax benefits – stock compensation based	4,416,583	—
Net cash used in financing activities	(18,849,863)	(46,715,882)

Effect of exchange rate changes on cash and cash equivalents	(156,379)	1,014,244
Net increase in cash and cash equivalents	24,054,297	7,340,425
Cash and cash equivalents at beginning of period	96,654,275	89,313,850
Cash and cash equivalents at end of period	$120,708,572	$96,654,275

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for income from operations, net income and diluted income per share (unaudited):

	Thirteen Weeks Ended
	April 26, 2013	April 27, 2012
Net income	$11,532,071	$10,663,220
Tax adjustment relating to impairment of investment (1) NeuroVista	1,339,561	—
Adjusted non-GAAP net income	$12,871,632	$10,663,220

Diluted income per share	$0.41	$0.38
Per share effect of tax adjustment on impairment	0.05	—
Adjusted non-GAAP diluted income per share	$0.46	$0.38

	Fifty-Two Weeks Ended
	April 26, 2013	April 27, 2012
Income from operations	$78,346,447	$60,942,853
Product withdrawal (1)	—	1,276,451
Impairment of intangibles	—	482,603
Adjusted non-GAAP income from operations	$78,346,447	$62,701,907

	Fifty-Two Weeks Ended
	April 26, 2013	April 27, 2012
Net income	$46,357,502	$36,077,732
Product withdrawal (1)	—	792,804
Impairment of intangibles	—	331,881
Impairment of investment (2)	3,812,162	—
Gain on warrants liability	(1,325,574)	—
Adjusted non-GAAP net income	$48,844,090	$37,202,417

Diluted income per share	$1.66	$1.28
Per share effect of product withdrawal	—	0.03
Per share effect of impairment of intangibles	—	0.01
Per share effect of impairment of investment	0.13	—
Per share effect of gain on warrant liability	(0.05)	—
Adjusted non-GAAP diluted income per share	$1.74	$1.32

(1)	The effect of AspireHC and AspireSR product withdrawals, gross and net of tax
(2)	The impairment relates to our investment in the convertible debt instrument of NeuroVista.

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	Thirteen Weeks Ended
	April 26, 2013	April 27, 2012
Adjusted non-GAAP net income	$12,871,632	$10,663,220
Interest expense, net	(25,394)	(35,247)
Other expense, net	129,343	69,088
Income tax expense (1)	7,487,988	7,270,623
Depreciation and amortization	1,197,355	1,130,874
Equity based compensation	2,573,827	2,671,298
Adjusted EBITDA	$24,234,751	$21,769,856

	Fifty-Two Weeks Ended
	April 26, 2013	April 27, 2012
Adjusted non-GAAP net income	$48,844,090	$37,202,417
Interest expense, net	35,015	(29,393)
Other expense, net	303,612	547,148
Income tax expense (1)	29,163,729	24,978,065
Depreciation and amortization	4,638,369	4,220,254
Stock based compensation	11,683,249	11,102,237
Adjusted EBITDA	$94,668,064	$78,020,728

(1)	Income tax expense has been adjusted for non-GAAP items